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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 2, 2002

                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

         Delaware                         1-13071                 76-0625124
(State or Other Jurisdiction         (Commission File           (IRS Employer
     of Incorporation)                    Number)            Identification No.)

    12001 North Houston Rosslyn                                   77086
             Houston, Texas                                     (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (281) 447-8787

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Item 5.  Other Events.

On August 2, 2002 the Company issued the following press release:

                Conference Call: 1:00 p.m. ET, Monday, August 5th

                   Hanover Announces Senior Management Changes

                    Chairman Victor Grijalva Appointed C.E.O.

HOUSTON--Aug. 2, 2002--Hanover Compressor Company (NYSE: HC) today announced the resignations of Chief Executive Officer Michael J. McGhan and Chief Operating Officer Charles D. Erwin, and said Chairman Victor E. Grijalva was appointed by the board of directors to serve as C.E.O. pending completion of a search for a replacement.

The Company said senior corporate officers would report directly to Grijalva until a new chief executive is in place. Grijalva, 64, who retired December 31, 2001, as vice chairman of Schlumberger Ltd., was elected to Hanover's expanded board of directors in February and elected chairman in March.

"Hanover has been through a difficult period," said Grijalva. "The board is moving to position Hanover for the future and to restore shareholder confidence. We are determined for Hanover to be a model of good corporate governance and transparency.

"We are impressed and gratified by the vitality of Hanover's employees, the strength of its customer relationships, and the resilience of its outsourced compression markets," he said. "I am very impressed with the caliber and quality of Hanover's field operations and equipment fabrication capabilities."

The board is working with the executive search firm of Korn Ferry International to select a permanent chief executive officer. The Company has scheduled a conference call to discuss these matters and its second quarter financial results on Monday, August 5, at 1:00 p.m. ET.

"Victor Grijalva is a highly experienced energy services executive with a reputation for sound business judgment and decisiveness, and with an extraordinary amount of experience in developing and leading winning management teams," said Michael O'Connor, chairman emeritus. "We are fortunate to have his clear-eyed leadership and global perspective as Hanover Compressor makes the transition to its next stage of growth. Since joining the board, Victor has injected a renewed sense of enthusiasm and confidence in the continued growth potential of the Company."

Mr. Grijalva graduated from Carnegie Mellon University with a bachelor's degree in electrical engineering and the University of Pennsylvania with a master's degree in electrical engineering. During his 37 years at Schlumberger, he has held a variety of management positions in countries such as Argentina, France, Venezuela, Singapore, Greece, UAE and the United States. Beginning as a senior development engineer in 1964, some of his more recent positions consist of president of Wireline and Testing in North America and executive vice president of Oilfield Services. In 1998, he was appointed vice chairman of Schlumberger and a member of the board, and in 1999 he became chairman of Transocean Sedco Forex. Mr. Grijalva is a member of the board of the American Petroleum Institute, and a member of the American Institute of Electrical Engineers and the Society of Petroleum Engineers.

Conference Call Details:

The Company's second quarter 2002 conference call will be held at 1:00 p.m. ET, Monday, August 5th. To access the call, participants should dial 913-981-4900 at least 10 minutes before the scheduled start time. For those unable to participate on the call, a replay will be available from 4:00 p.m. (ET) on Monday, August 5th, until midnight, Monday, August 12th. To listen to the replay, please call (719) 457-0820. The access code for the call is 263214.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

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Certain matters discussed in this press release are "forward-looking statements"
intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: the loss of market share through competition; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; currency fluctuations; changes in economic or political conditions in the countries in which Hanover operates; adverse results of regulatory inquiries or shareholder litigation; and legislative changes in the various countries in which Hanover does business. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

------------------
Contact:

     Hanover Compressor Company, Houston
     Mr. John Jackson, 281/447-8787


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HANOVER COMPRESSOR COMPANY

Date:  August 2, 2002              By: /s/  Mark S. Berg
                                       -----------------------------------------
                                       Mark S. Berg
                                       Senior Vice President- General Counsel
                                       Corporate Secretary